PROMISSORY NOTE


$123,352                     Due Date: April 14, 2006
Greenwood, Indiana
April 15, 1996


     FOR VALUE RECEIVED, Elizabeth McFarland, an Indiana resident ("Borrower"), promises to pay to the order of Personnel Management, Inc., an Indiana corporation ("Holder"), at 1499 Windhorst Way, Suite 100, Greenwood, Indiana 46143, or at such other place as Holder may direct in writing, on or before April 14, 2006, the principal amount of $123,352 with interest compounded and paid annually on the anniversary date hereof on the unpaid principal balance existing from time to time at a variable rate equal to the "Prime Rate" (as hereinafter defined), determined and adjusted as provided below, from the date of this Promissory Note (the "Note") until paid in full, together with the Holder's reasonable attorneys' fees and expenses of enforcement and collection, all without relief from valuation and appraisement laws. The applicable interest rate hereunder shall initially be a rate equal to the Prime Rate on the last business day preceding the date of this Note and shall be adjusted and reset annually on the anniversary date hereof to the Prime Rate on the last business day preceding the date on which such rate is to be adjusted and reset. "Prime Rate" means the prevailing base rate on corporate loans charged by large U.S. banks as reported in the Money Rates column of The Wall Street Journal as the prevailing Prime Rate (or as otherwise reasonably determined by the Holder if such publication is not made or available).

     Payment of accrued interest shall be made to Holder annually on or before each anniversary date of this Note. This Note may be prepaid in full or in part at any time without penalty.

     Time is of the essence of this Note. Upon the occurrence of an Event of Default (defined below) Holder may, at its option and upon notice to Borrower, accelerate and declare immediately due and payable all sums payable hereunder and, except as otherwise provided herein, thereupon pursue all available remedies for the collection of all sums payable hereunder to Holder. For purposes of this Note, each of the following shall constitute an Event of Default ("Event of Default"):

          1. Borrower shall fail to pay any sum payable hereunder when due and such default in payment continues for a period of 10 days after the due date thereof.

          2. Borrower's employment with Holder is terminated for any reason or for no reason.

If Borrower's employment with Holder is terminated and if Holder accelerates and declares immediately due and payable the sums payable hereunder on account of such termination of employment, and if at the time of such acceleration and declaration Borrower reasonably believes that she may be legally unable to sell the shares of Holder's common stock that are pledged to secure this Note because such sale is prohibited by federal securities laws by reason of material information known to Borrower about Holder that has not been disclosed publicly, and if Borrower provides to Holder an opinion of Borrower's counsel (who shall be of recognized standing regarding securities law matters in the community in which such counsel practices law) in form and substance satisfactory to Holder to that effect, then Borrower may elect by written notice to Holder to defer payment of all sums payable hereunder by reason of such acceleration and declaration (with interest) to a date specified by Borrower that is not later than 90 days after the date as of which Holder accelerated and declared due and payable the payment of the sums payable hereunder.

     Borrower waives presentment, protest, notice of protest, and notice of nonpayment or dishonor of this Note, and consents to extensions of the time of payment of this Note. No delay or omission on the part of Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

     This Note shall be governed by the laws of the State of Indiana.

     This Note is secured by the pledge of 24,670 shares of common stock of Holder owned by Borrower pursuant to a Pledge Agreement executed concurrently herewith.


     EXECUTED AND DELIVERED as of the 15th day of April, 1996.

                        /s/Elizabeth McFarland
                        Address:  8153 Lower Bay Lane
                        Indianapolis, Indiana  46236


0669\EDGAR\MCFARLAN.PN